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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


                                 August 9, 2000
                Date of Report (Date of earliest reported event)


                            AMERINET GROUP.COM, INC.
             (Exact name of registrant as specified in its chapter)


                                    Delaware
                  (State or other jurisdiction of incorporation


                                    000-03718
                            (Commission File Number)

                                   11-2050317
                        (IRS Employer Identification No.)

        Crystal Corporate Center; 2500 North Military Trail, Suite 225-C;
                           Boca Raton, Florida 33431
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (561) 998-3435
               Registrant's telephone number, including area code

                                (Not Applicable)
          (Former name or former address, if changed since last report)

                       INFORMATION INCLUDED IN THE REPORT

         The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties.
These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the Registrant is detailed from time to time in the Registrant's reports filed with the Commission. This report contains "forward looking statements" relating to the Registrant's current expectations and beliefs. These include statements concerning operations, performance, financial condition and anticipated growth. For this purpose, any statements contained in this report that are not statements of historical fact are forward-looking statements. Without limiting the generality of the foregoing, words such as "may", "will", "expect", "believe", "anticipate", "intend", "could", "estimate", or "continue", or the negative or other variation thereof or comparable terminology are intended to identify forward- looking statements. These statements by their nature involve substantial risks and uncertainties which are beyond the Registrant's control. Should one or more of these risks or uncertainties materialize or should the Registrant's underlying assumptions prove incorrect, actual outcomes and results could differ materially from those indicated in the forward looking statements.

         The information in this report is qualified in its entirety by reference to the entire report; consequently, this report must be read in its entirety. Information may not be considered or quoted out of context or without referencing other information contained in this report necessary to make the information considered, not misleading.

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

         On June 30, 1998, the Registrant entered into a Recission and Settlement Agreement, a copy of which is filed as an exhibit to this report, with Vista Vacations International, Inc. ("Vista"), Teri Nadler, Scott Ugell, Jean Hickman, Ken and Carol Nelson, Alicia Torrealba, Karyn McKnight and Nellie Tippery (collectively the "Vista Individuals") which provided as follows:

* The Parties agreed to rescind the Reorganization Agreement dated March 12, 2000, pursuant to which Vista became a wholly owned subsidiary of the Registrant and all of Vista Vacation's capital stock, being 1,265 shares of common stock were exchanged for 220,000 shares of AmeriNet common stock which were to be issued to the Vista Individuals other than Nellie Tippery and 66,667 shares were to be issued to Nellie Tippery.

* The Registrant elected to acquire 20% of the issued and outstanding stock of Vista Vacations in exchange for the discharge of a loan in the amount of $135,000which the Registrant had made to Vista for expansion capital and operating funds.

         As previously disclosed in the Registrant's reports to the Commission on Forms 8-K filed on March 29 and July 17, 2000:

* On March 12 ,2000, Vista , a Florida corporation, became a wholly owned subsidiary of the Registrant, in a reorganization structured to comply with Section 368 of the Internal Revenue Code of 1986, as amended. The reorganization was a privately negotiated, arms-length transaction as a result of which, all of the capital stock in Vista was converted into between 220,000 and 439,999 shares of the Registrant's common stock; and, the former officers and directors of Vista became the officers and majority directors of Vista. In conjunction with such reorganization, Vista management provided the Registrant with detailed financial projections and based on such projections, the Registrant agreed to make up to $650,00 in expansion capital available to Vista. A copy of the reorganization agreement was filed as an exhibit to the Form 8-K.

* The Registrant believed that the financial projections provided by Vista contained material inaccuracies which adversely affected the valuation on which the acquisition of Vista had been based, and that it had reached an agreement to resolve the matter but that issues remained with one of the Vista stockholders.

         Because the Registrant's had determined that Vista could not provide the required GAAP financials, the Registrant exercised its right to rescind the reorganization based on Vista's failure to comply with a condition subsequent requiring that such financial data be available contained in Section 6.1(B)(1) of the reorganization agreement. Since the Registrant reported that it reached an agreement to rescind, it has resolved all issues surrounding the Recission and Settlement Agreement with all of the Vista stockholders.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.

Designation       Page
of Exhibit        Number
as Set Forth      or Source of
in Item 601 of    Incorporation
Regulation S-B    By Reference     Description

(10)                               Material Contracts
         .54         4             Recission and  Settlement  Agreement between
                                   the Registrant, Vista Vacations International and the Vista Individuals, effective June 30,
                                   2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             AmeriNet Group.com, Inc

Dated: August 14, 2000  /s/ Lawrence R. Van Etten
                        ---------------------------------
                              Lawrence R. Van Etten
                                    President